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                                                                  EXHIBIT 10.2

                         Victory Animation Studios, Inc.
                          1000 Universal Studios Plaza
                                  Building 22A
                             Orlando, Florida 32819

As of July 12, 1999

Mr. Art David
14138 Lake Tilden Blvd.
Winter Garden, Florida  34787

            Re: VICTORY ANIMATION STUDIOS, INC./EMPLOYMENT AGREEMENT

Dear Mr. David:

This letter confirms the terms of your employment by Victory Animation Studios, Inc. (the "Company").

1. TITLE: You are being employed hereunder in the position of President of Victory Animation Studios, Inc., a/k/a Victory F/X (the "Company").

2. DUTIES: You shall personally and diligently perform, on a full-time and exclusive basis ("exclusive" shall apply as further defined herein in paragraph
10), such services as the Company and its Board of Directors may reasonably require, consistent with the responsibilities and duties of comparable positions in the industry. You shall observe all reasonable rules and regulations adopted by the Company in connection with the operation of its business and carry out to the best of your ability all instructions of the Company. Your services will be rendered on behalf of the Company at its offices in Orlando, Florida, and the Company shall not require you to work outside of the Orlando metropolitan area without your prior consent. You shall report directly to the Chief Executive Officer of the Company. If at any time during the term of this Agreement and any extensions Michael Gerber ceases to be the Company CEO, and you do not approve the replacement for Mr. Gerber, you may elect to terminate this Agreement, by giving the Company thirty (30) days written notice, after which time the Company shall not be obligated to pay you any severance compensation.

3. TERM: The term of your employment hereunder commences on July 12, 1999, and expires on July 12, 2000, unless terminated prior to such date or extended as hereunder provided. Beginning at the end of the Term, the Company shall have two consecutive one-year options to employ you according to the terms of this Agreement and the salary as described below. Each option shall be exercisable by the Company not later than 60 days prior to the

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expiration of the preceding term. During the initial term, you may elect to terminate your employment so long as you make such election prior to the expiration of six (6) months from the effective date of this agreement. If you make such election and terminate your employment, you shall forfeit all stock and stock options otherwise granted to you under this Agreement and Company shall have no further obligations to you whatsoever.

4. COMPENSATION: During the first year of the term hereof, your salary will be $150,000.00; if the Company exercises its option for the second year hereof, your salary will be $162,500.00; and if the Company exercises its option for the third year hereunder your salary will be $175,000.00. Salary payments are made twice monthly, or as may otherwise be adopted for all employees. The Company may, at its sole discretion, award Employee an annual bonus based on performance in addition to Employee's base salary.

Upon commencement of this Agreement and as additional consideration for your employment hereunder, the Company shall issue to you 50,000 shares of common stock in the Company. "Common Stock" is the only class of stock the Company has issued. The Company also agrees to grant to you an option (the "Option") to purchase up to 50,000 shares of common stock of the Company at an exercise price of $0.25 per share. The Option may be exercised at any time during the period commencing 60 calendar days after the registration statement for an initial public offering of any of the Company's securities ("IPO") has been declared effective and ending on the first anniversary of the 60th day after such effective date. The Option will expire on the third anniversary of this Agreement if an IPO registration statement has not been declared effective by such date.

5. RESTRICTED SECURITIES: Employee understands that the common stock is characterized as "restricted stock" under the federal securities laws since it is being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such stock may not be sold, transferred or otherwise disposed of without registration under the Securities Act or an exemption therefrom. Employee represents that he is familiar with Rule 144 promulgated by the Securities and Exchange Commission, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

6. FURTHER LIMITATIONS ON DISPOSITION: Without in any way limiting the representations set forth above, Employee further agrees not to make any disposition of all or any portion of the common stock being purchased hereunder except in compliance with applicable state securities laws and unless and until:

     (a) a registration statement under the Securities Act is then in effect covering such proposed disposition and such disposition is made in accordance with such registration statement;

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     (b)  such disposition is made in accordance with Rule 144 under the
          Securities Act; or

     (c) Employee shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and, if requested by the Company, Employee shall have furnished the Company with an opinion of counsel acceptable to the Company, that such disposition will not require registration under the Securities Act and will be in compliance with applicable state securities laws.

7. LEGENDS: Employee understands and acknowledges that each certificate, if any, evidencing common stock acquired by him hereunder (evidencing any other securities issued with respect thereto pursuant to any stock split, dividend, merger or other form of reorganization or recapitalization) will bear, in addition to any other legends which may be required by applicable state securities laws, the following legend:

         "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("ACT"), NOR HAVE THEY BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE. NO TRANSFER OF SUCH SECURITIES WILL BE PERMITTED UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER,THE TRANSFER IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR IN THE OPINION OF COUNSEL (WHICH MAY BE COUNSEL FOR THE COMPANY) REGISTRATION UNDER THE ACT IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT AND WITH APPLICABLE STATE SECURITIES LAWS."

8. EXPENSES: To the extent you incur reasonable and necessary business expenses, including, without limitation, travel and entertainment, cellular telephone charges in the course of your employment, you shall be reimbursed for such expenses, subject to the Company's then current policies regarding reimbursement of such business expenses.

9. BENEFIT: You shall be eligible for participation in such Company employee benefit plans which may be generally available to our employees and developed by our Board of Directors from time to time, including, without limitation, key employee incentive compensation plans, or any pension, profit sharing, group insurance, 401K, retirement, hospitalization or other incentive or benefit plans hereafter adopted by the Company. The Company may consider providing you with disability (income protection) insurance, and life insurance. The

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Company shall observe "legal" holidays as a matter of course or you may elect to observe up to seven (7) paid holidays per year. You shall receive during each year of the Term of this Agreement three (3) weeks of paid vacation and no more than ten (10) days of paid sick leave. You may elect to accumulate up to one week of your vacation time, for up to twenty-four (24) months, but under no circumstances shall you take more than four (4) weeks vacation in any single year of the Term of this Agreement.

10. EXCLUSIVITY: During the term of this Agreement, Employee shall not participate in, render services to, or become employed by any business or entity whose business is competitive with the business and purpose of the Company. Businesses that produce motion pictures intended to be released theatrically or businesses that produce television commercials-shall not be considered competitive with the business and purpose of the Company as defined in this Agreement, unless such businesses produce programs for television and wish to engage Employee for such programs. Employee's position with the Company shall be considered full-time. However, Employee may render services to third parties as a special effects producer, on up to three non-television projects per year under three conditions: (1) that Employee first offer such work to the Company and any such agreement shall be subject to good faith negotiation; (2) that Employee's services for third parties shall not at any time interfere with Employee's duties to Company; and (3) that Employee shall not render services to any individual or entity that competes with the Company, as defined above in this paragraph 10.

11. TERMINATION AND NONCOMPETITION: In the event your employment is terminated for "cause", including conviction of a crime involving an element of moral turpitude (E.G., fraud, theft, substantive felonious misrepresentation), gross negligence in the performance of your assigned duties to the Company, or uncured and material breach of this Agreement, all of the Company's obligations to you regarding the continuation of your employment shall immediately cease upon the effective date of written notification from the Board of Directors of the Company or from your immediate supervisor. In the event of your death, this Agreement shall terminate and the Company shall only be obligated to pay your estate the salary earned and unpaid prior to such event. Should you be unable to perform the services the Company requires of you due to disability and such disability continues for more than ninety (90) consecutive days or one hundred twenty (120) days in the aggregate, then the Company may terminate this Agreement without further obligation to you. During any such disability, you shall receive benefits according to the Company's disability policies then instated, if any. If for any reason this Agreement is terminated or breached by the Company, other than for "cause" as described herein, the Company shall pay your full salary and applicable benefits (if any) otherwise due for the remainder of the Term of this Agreement, or an amount equal to ninety (90) days salary, whichever is greater.

You agree that at such time as compensation to you terminates under this Agreement, you shall not, for a twelve-month period following the last payment of compensation to you


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hereunder, (1) contact or solicit the customers, employees, brokers, salesmen, or investors of the Company, regardless of where located, in any manner except as expressly permitted in writing by the Company, (2) solicit offers to employ, or employ, directly or indirectly, any person heretofore, now, or hereafter employed by the Company (not to include ex-employees, not employed by the Company at the time of Employee's termination), (3) solicit and/or bid on any project that the Company is or has solicited and/or bid on, without the prior written consent of the Company. Uninitiated and reasonable social contacts are not considered within this restriction.

12. OWNERSHIP AND RIGHTS IN MATERIALS CREATED BY EMPLOYEE: All materials and work product created or developed by you (whether alone or with any other person) specifically within the scope of your employment hereunder, and all rights of any and every kind whatsoever in and to the results and proceeds of your services hereunder, shall be the sole and absolute property of the Company for all purposes, and your services hereunder are deemed to be those of an "employee for hire" as defined by the U.S. Copyright Laws. Notwithstanding the foregoing, the Company agrees to attach hereto as Exhibit "A" a list of mutually acknowledged programs or projects created or owned by Employee prior to the effective date of this Agreement that are not subject to the "employee for hire" provisions in this paragraph 12.

13. CONFIDENTIALITY: You acknowledge and agree that you may become privy to certain confidential matters and the Company trade secrets, such as, but not limited to, client information, customer lists, designs, etc. You agree not to disclose such matters to any third parties under any circumstances without the express written consent of the Company. You further hereby agree and confirm that as a material inducement to employment with the Company, you will not use or disclose to any third party any information concerning services and business of the Company or its affiliates, or any other non-public information concerning the Company or its affiliates, or any information proprietary to the Company or its affiliates, that may be disclosed to you. Conversely, the Company agrees that it may become privy to certain confidential matters and trade secrets of Employee's company, Wavelight Productions, Inc. (sic), such as, but not limited to, client information, customer lists, designs, etc. The Company agrees not to disclose such matters to any third parties under any circumstances without the express written consent of Employee.

14. NAME AND LIKENESS: In consideration of the salary paid according to this Agreement, the Company shall always have the worldwide right to use and display Employee's name, image and likeness for advertising, publicity and promotional purposes. However, the Company shall not use Employee's name, image or likeness for the endorsement of any specific product, other than programs owned, produced and exploited by the Company, without Employee's prior consent. The Company shall not issue any press release regarding VAS without Employee's prior approval, which approval shall not be unreasonably withheld.

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15.  REMEDIES: Any controversy or claim arising out of or relating to the
Agreement or any breach of it shall be settled by a three-person arbitration panel according to the rules of the American Arbitration Association in the city of Orlando, Florida and judgment upon the award rendered by the arbitration panel may be entered in any court having jurisdiction thereof. Such arbitration shall be conducted by three (3) arbitrators, one chosen by the Company, one chosen by Employee and the third chosen by agreement between the first two arbitrators. The prevailing party shall be entitled to reimbursement for costs and reasonable attorneys' fees from the non-prevailing party. The determination of the arbitration panel in such proceeding shall be final, binding and non-appealable. Nothing in this clause shall preclude the Company from seeking and obtaining equitable remedies, including injunctive relief or other provisional remedy available in a court of law. Employee's remedies due to any breach by the Company of the terms of this Agreement shall be limited to money damages.

16. GENERAL TERMS: The Company may assign this Agreement to any entity that succeeds to a substantial portion of the Company's assets or which the Company may own substantially, control and this Agreement shall inure to the benefit of such assignee. You represent that your employment hereunder does not conflict with any contractual commitment to any third party. This Agreement supersedes all prior or contemporaneous agreements and statements, whether written or oral, concerning the terms of your employment and may not be amended or modified except in writing signed by you and the Company. You do not expect the Company to pay any broker for this employment. No waiver by either party of any breach by the other party of any provision or condition of this Agreement shall be deemed a waiver of any similar or dissimilar provision or condition at any time. Nothing herein contained shall be construed so as to require the commission of any act contrary to law and wherever there is any conflict between any provision of this Agreement and any present or future statute, law, ordinance or regulation, the provision affected shall be curtailed and limited only to the extent necessary to bring it within legal requirements, and the remainder of this Agreement shall remain in full force and effect. This Agreement shall be governed by and construed under the laws of the State of Florida and venue for any dispute arising out of the terms hereof shall be in the Courts of Orange County, Florida. In accordance with the Immigration Reform and Control Act of 1986, employment hereunder is conditioned upon satisfactory proof of your identity and legal ability to work in the United States.

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If the foregoing accurately reflects our mutual agreement, please sign where indicated.

Victory Animation Studios, Inc.

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By:_________________________
      Art David
      14138 Lake Tilden Blvd.

Its:________________________        Winter Garden, Florida  32830

    ________________________
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May 8, 2000

Mr. Art David
President
Victory Animation Studios, Inc.
6355 Metro West Blvd. Suite 260
Orlando, Florida  32835

Re:  EMPLOYMENT AGREEMENT

Dear Art:

Your Employment Agreement with Victory Animation Studios, Inc. ("VAS") is hereby amended to reflect that your compensation shall be increased to the salary of $175,000.00 in year two (2) beginning July 2000. Additionally, if VAS exercises its option and right to extend said agreement to year three (3), your salary shall increase to $200,000.00 for that year.

                  Thank you and congratulations.

                                                Sincerely,

                                                Edgar Millington, Jr.
                                                Victory Animation Studios, Inc.